UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 6, 2020

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MOFG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On July 6, 2020, MidWestOne Financial Group, Inc. (the “Company”) announced that Len D. Devaisher has been appointed to the position of President and Chief Operating Officer of the Company and MidWestOne Bank, the Company’s subsidiary bank (the “Bank”), effective July 27, 2020. Charles N. Funk has been serving as the President for each of the Company and the Bank and Mr. Devaisher, age 44, will replace Mr. Funk in these positions, with Mr. Funk continuing in his role as the Chief Executive Officer for each of the Company and the Bank. Since April 2019, Mr. Devaisher has served as the Vice President of Resource Development with the United Way of Dane County. Prior to that he served Old National Bank as the Chief Executive Officer for the Wisconsin Region from May 2016 to January 2019 and Senior Vice President, Business Partner Executive from March 2013 to April 2016. He has more than 19 years of banking experience with focused expertise in commercial banking and business development. Mr. Devaisher earned a Bachelor of Science degree in Economics from the University of Evansville, completed the American Bankers Association Stonier Graduate School of Banking, and earned a leadership certificate in banking from The Wharton School at the University of Pennsylvania.

There are no family relationships between Mr. Devaisher and any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Devaisher and any other person pursuant to which he was selected as an officer, nor is the Company aware, after inquiry of Mr. Devaisher, of any related-person transaction or series of transactions required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.
In connection with the appointment of Mr. Devaisher as President and Chief Operating Officer, the Company and Mr. Devaisher entered into an employment agreement, the form of which is substantially similar to the employment agreements entered into with other executive officers of the Company. The employment agreement provides for an annual base salary of $385,000, minimum annual target incentive award opportunities and certain employee and fringe benefits. The foregoing description of the employment agreement between the Company and Mr. Devaisher is qualified in its entirety by the text of the employment agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On July 6, 2020, the Company issued a press release announcing Mr. Devaisher's appointment as President and Chief Operating Officer of the Company and the Bank. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this item and the attached Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Employment Agreement between MidWestOne Financial Group, Inc. and Len D. Devaisher, dated July 6, 2020
99.1	MidWestOne Financial Group, Inc. press release dated July 6, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	July 6, 2020	By:	/s/ CHARLES N. FUNK
Charles N. Funk
President and Chief Executive Officer